Exhibit 4.17

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”), dated January 15, 2021, is entered into by and between:

1.	Guangzhou Qianxun Internet Technology Co., Ltd. (“Existing Shareholders”)

Registered address: 4/F, 5/F, 6/F, 13/F, 14/F, 15/F, 16/F, Jisheng Business Center, No. 278 Xingtai

Road, Shiqiao Street, Panyu District, Guangzhou

Legal representative: Wenxian Zhong

2.	Guangzhou Baiguoyuan Internet Technology Co., Ltd. (“Company”)

Registered address: 4/F, 5/F, 6/F, 13/F, 14/F, 15/F, 16/F, Jisheng Business Center, No. 278 Xingtai

Road, Shiqiao Street, Panyu District, Guangzhou

Legal representative: Wenxian Zhong

3.	Guangzhou Baiguoyuan Information Technology Co., Ltd. (“WFOE”)

Registered address: 5/F to 13/F, West Tower, Building C, No. 274 Xingtai Road,

Shiqiao Street, Panyu District, Guangzhou

Legal representative: Wenxian Zhong

The parties above shall be hereinafter individually referred to as a “Party”; collectively, the “Parties”.

PREAMBLE

1.	The Existing Shareholders are the registered shareholders of the Company and holds all the equity shares of the Company. As of the date hereof, the capital amount of the registered capital of the Company by the Existing Shareholders is RMB10,000,000, and the shares percentage by the Existing Shareholders is 100%, which all of the registered capital are unpaid. The basic information of the Company is shown as Exhibit A.

2.	The Existing shareholders intend to transfer all of their equity in the Company to the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to accept such transfer by itself or other entities and/or individuals appointed by it.

3.	The Company intends to transfer all of the assets held by it to the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to accept such transfer by itself or other entities and/or individuals appointed by it.

4.	The Company and the Existing shareholders intend to reduce the capital of the Company and increase the capital of the Company by the WFOE and/or its designated entities and/or individuals without violating the PRC Laws, and the WFOE intends to subscribe such increased capital by itself or other entities and/or individuals appointed by it.

5.	In order to fulfill the above-mentioned share or asset transfer, the Existing Shareholders and the Company agree to separately and exclusively grant irrevocable share purchase option and asset purchase option to the WFOE. According to such share purchase option and asset purchase option, subject to the PRC Laws, the Existing Shareholders or the Company shall, in accordance with the requirements of the WFOE, transfer the Option Shares or Company Assets (as defined below) to the WFOE and/or any other entity and/or individual designated by the WFOE in accordance with the provisions of this Agreement; in order to fulfill the above-mentioned capital reduction and capital increase of the Company, the Existing Shareholders and the Company agree to grant an irrevocable share subscription option to the WFOE. According to such share subscription option, subject to the PRC Laws, the Company shall, in accordance with the requirements of the WFOE, reduce the capital of the Company, and the Capital Increase Shares (as defined below) shall be subscribed by the WFOE and/or any other entity and/or individual designated by the WFOE in accordance with the provisions of this Agreement

6.	The Company agrees the Existing Shareholders to grant the WFOE the Shares Purchase Option (as defined below) pursuant to the terms and conditions of this Agreement.

7.	The Existing Shareholders agrees the Company to grant the WFOE the Assets Purchase Option (as defined below) pursuant to the terms and conditions of this Agreement.

8.	The Company and the Existing Shareholders agree to grant the WFOE the Shares Subscription Option (as defined below) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows through negotiations:

1.DEFINITIONS

1.1	Definitions. Unless otherwise provided, in this Agreement:

PRC Laws means the then effective laws, administrative regulations, local regulations, judicial interpretation and other binding regulatory documents of the People’s Republic of China.

Shares Purchase Option means the option to purchase the shares of the Company granted by the Existing Shareholders to the WFOE pursuant to the terms and conditions of this Agreement.

Assets Purchase Option means the option to purchase the assets of the Company granted by the Company to the WFOE pursuant to the terms and conditions of this Agreement.

Shares Subscription Option means the option to request the Company reduce its capital (the amount shall be part of or all of the Option Shares (as defined below)), and to subscribe increased capital of the Company by the WFOE or other entities and/or individuals appointed by it .

Option Shares means all the shares of the Company Register Capital (as defined below) held by the Existing Shareholders, namely the shares of 100% of the Company Register Capital.

Company Registered Capital means as the date hereof, the registered capital of the Company at the amount of RMB10,000,000, also include the increased registered capital by any form of capital increase during the term of this Agreement.

Transfer Shares means when the WFOE exercises its Shares Purchase Option, it is entitled to require the Existing Shareholders to transfer the shares of the Company to it and/or its designated entity and/or individual in accordance with the provisions of Section 3 of this Agreement. The number of which may be all or part of the Option Shares, and the specific number shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Transfer Assets means when the WFOE exercises its Assets Purchase Option, it is entitled to require the Company to transfer the assets of the Company to it and/or its designated entity and/or individual in accordance with the provisions of Section 3 of this Agreement. It may be all or part of the Company Assets, and shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Increased Capital Shares means when the WFOE exercises its Shares Subscription Option before or after the reduction of capital of the Company, the WFOE and/or its designated entity and/or individual is entitled to subscribe the newly increased capital of the Company in accordance with the provisions of Section 3 of this Agreement. The specific number of which shall be freely determined by the WFOE in accordance with the PRC laws and its own commercial considerations.

Exercise means the WFOE exercises its Shares Purchase Option, Assets Purchase Option and Shares Subscription Option.

Transfer Price means in each Exercise, all the considerations that need to be paid by the WFOE and/or its designated entity and/or individual to the Existing Shareholders or the Company in order to obtain the Transfer Shares or Transfer Assets.

Capital Reduction Price means in each Exercise, all the considerations that the Company needs to pay to the Existing Shareholders in respect of the reduction of Company Register Capital.

Capital Increase Price means in each Exercise, all the considerations that need to be paid by the WFOE and/or its designated entity and/or individual to the Company for subscription of the Increased Capital Shares.

Business License means any approvals, permits, filings and registrations that the company must hold in order to operate all its businesses legally and effectively, including but not limited to “Enterprise Entity Business License” and other relevant permits and licenses required by the PRC Laws then.

Company Assets means all the tangible and intangible assets the Company owned or has the right to dispose, including but not limited to any real estate, moveable properties, and intellectual properties such as trademarks, copyrights, patents, domain names, software use rights.

Material Contracts means the contracts Company as a party have material effects on the Company's business or assets, including but not limited to the Exclusive Service Agreemen signed by the Company and the WFOE simultaneously with this Agreement and other material contracts about the Company's business.

Exercise Notice  has the meaning assigned to it in Section 3.9.

Confidential Information has the meaning assigned to it in Section 8.1.

Defaulting Party has the meaning assigned to it in Section 11.1.

Default has the meaning assigned to it in Section 11.1.

Non-defaulting Party has the meaning assigned to it in Section 11.1.

Such Party’s Right has the meaning assigned to it in Section 12.5.

1.2Any referring to any law or statutory provision under this Agreement shall be deemed to:

(a)	also include referring to any revision, extension, combination and replacement related to such law or provision; and
(b)	also include referring to orders, ordinances, instructions and other subordinate legislation promulgated in accordance with relevant law or provisions.

1.3All references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise

2.GRANT OF SHARES PURCHASE OPTION, ASSETS PURCHASE OPTION AND SHARE SUBSCRIPTION OPTION

2.1The Existing Shareholders hereby agree to exclusively grant an irrevocable Shares Purchase Option to the WFOE without any additional condition. According to such Share Purchase Option, subject to the PRC Laws, the WFOE is entitled to require the Existing Shareholders transfer the Option Shares to the WFOE and/or any other entity and/or individual designated by the WFOE at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Shareholders are at risk of transferring all or part of the Option Shares they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) in accordance with the provisions of this Agreement. The WFOE agrees to accept such Shares Purchase Option.

2.2The Company hereby agrees the Existing Shareholders grant such Shares Purchase Option to the WFOE in accordance with the Section 2.1 above and other provisions of this Agreement.

2.3The Company hereby agrees to exclusively grant an irrevocable Assets Purchase Option to the WFOE without any additional condition. According to such Assets Purchase Option, subject to the PRC Laws, the WFOE is entitled to require the Company transfer all of or part of the Company Assets to the WFOE and/or any other entity and/or individual designated by the WFOE at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Shareholders are at risk of transferring all or part of the Option Shares they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) in accordance with the provisions of this Agreement. The WFOE agrees to accept such Assets Purchase Option.

2.4The Existing Shareholders hereby agree the Company grant such Assets Purchase Option to the WFOE in accordance with the Section 2.3 above and other provisions of this Agreement.

2.5The Existing Shareholders and the Company hereby severally and jointly agree, to exclusively grant an irrevocable Shares Subscription Option to the WFOE without any additional condition. According to such Share Subscription Option, subject to the PRC Laws, the WFOE is entitled to require the Company reduce its capital at any time (including but not limited to when the WFOE, after its independent judgment, believes that the Existing Shareholders are at risk of transferring all or part of the Option Shares they hold to any third party in accordance with the requirements of the PRC Laws, other than to the WFOE and/or its designated entity and/or individual) , and the WFOE and/or any other entity and/or individual designated by the WFOE is entitled to subscribe the Increased Capital Shares in accordance with the provisions of this Agreement. The WFOE agrees to accept such Shares Subscription Option.

3.Exercise Methods

3.1Subject to the terms and conditions of this Agreement, as permitted by the PRC Laws, the WFOE has absolute discretion to determine the specific time, method and frequency of Exercise.

3.2Subject to the terms and conditions of this Agreement, the WFOE has the right to request the purchase of all or part of the Company’s shares from the Existing Shareholders by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.3Subject to the terms and conditions of this Agreement, the WFOE has the right to request the purchase of all or part of the Company’s assets from the Company by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.4Subject to the terms and conditions of this Agreement, the WFOE has the right to request the reduction of capital of the Company, and to subscribe the Increased Capital Shares by itself and/or through other entities and/or individuals designated by the WFOE at any time without violating the PRC laws then effective.

3.5As for the Shares Purchase Option, at each Exercise, the WFOE has the right to decide the number of shares that the Existing Shareholders should transfer to the WFOE and/or through other entities and/or individuals designated by the WFOE during such Exercise, and the Existing Shareholders shall respectively transfer the Transfer Shares to the WFOE and/or through other entities and/or individuals designated by the WFOE according to the number required by the WFOE. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Transfer Price to the Existing Shareholders who have transferred the Transfer Shares in respect of the Transfer Shares purchased in each Exercise.

3.6As for the Assets Purchase Option, at each Exercise, the WFOE has the right to decide the specific Company Assets that the Company should transfer to the WFOE and/or through other entities and/or individuals designated by the WFOE during such Exercise, and the Company shall transfer the Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE according to the number required by the WFOE. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Transfer Price to the Company in respect of the Transfer Assets purchased in each Exercise.

3.7As for the Shares Subscription Option, at each Exercise, the Company shall confirm the amount of capital which shall be reduced in such Exercise pursuant to the request of the WFOE, the WFOE has the right to decide the Existing Shareholders reduce their capital contribution to the Company, and the Company and the Existing Shareholders shall reduce capital of the Company pursuant to the request of the WFOE; concurrently, the WFOE has the right to decide the number of the Increase Capital Shares to be subscribed by the WFOE and/or through other entities and/or individuals designated by the WFOE, and the Company shall accept the subscription of the Increase Capital Shares from the WFOE and/or through other entities and/or individuals designated by the WFOE according to the request of the WFOE. The Company shall pay the Capital Reduction Price to the Company in respect of the capital reduced in respect of the capital reduction in each Exercise. The WFOE and/or through other entities and/or individuals designated by the WFOE shall pay the Capital Increase Price to the Company in respect of the Increase Capital Shares subscribed in each Exercise.

3.8At each Exercise, the WFOE could purchase the Transfer Shares, Transfer Assets or subscribe the Increase Capital Shares by itself, and could designate any third party to purchase all or part of the Transfer Shares, Transfer Assets or subscribe all or part of the Increase Capital Shares.

3.9At each time the WFOE decide the Exercise, it shall delivery to the Existing Shareholders and/or the Company a Shares Purchase Option exercise notice, Assets Purchase Option exercise notice or Shares Subscription Option exercise notice (the “Exercise Notice”, in the form respectively set forth in Exhibit B, Exhibit C and Exhibit D). Upon receipt of the Exercise Notice, the Existing Shareholders or the Company shall immediately transfer the Transfer Shares or Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE in one time in accordance with the method described in Section 3.5 or 3.6 of this Agreement, or shall reduce the capital of the Company in the manner described in Section 3.7, and the Increased Capital Shares shall be subscribed by the WFOE and/or through other entities and/or individuals designated by the WFOE.

4.TRANSFER PRICE, CAPITAL REDUCTION PRICE AND CAPITAL INCREASE PRICE

4.1As for the Shares Purchase Option, at each Exercise, the total Transfer Price that the WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Existing Shareholders shall be the actual paid-in capital contribution corresponding to the relevant Transfer Shares in the Company's registered capital. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned actual paid-in capital, the minimum price allowed by the PRC Laws shall prevail. Under the premise of complying with the PRC Laws, the Existing Shareholders shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Transfer Price.

4.2As for the Assets Purchase Option, at each Exercise, the total Transfer Price that the WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Existing Shareholders shall be the net book value of the relevant assets. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned net book value, the minimum price allowed by the PRC Laws shall prevail. Under the premise of complying with the PRC Laws, the Existing Shareholders shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Transfer Price.

4.3As for the Share Subscription Option, at each Exercise, the Company shall pay the Capital Reduction Price to the Existing Shareholders who have reduced their capital contribution to the company. The Capital Reduction Price shall be the reduced actual paid-up amount of the Company Registered Capital. If the minimum price allowed by the PRC Laws at that time is higher than the aforementioned Capital Reduction Price, the minimum price allowed by the PRC Laws shall prevail; and the total subscription price that WFOE and/or through other entities and/or individuals designated by the WFOE should pay to the Company for the subscription of Increased Capital Shares is the Capital Reduction Price paid to the Existing Shareholders when the Company reduces its capital and the registered capital  that the Existing Shareholders have not paid to the company at the time of capital reduction (if any), unless the WFOE and the Company agree otherwise. Under the premise of complying with the PRC Laws, the Existing Shareholders shall immediately return and gift it to the WFOE and/or its designated entity after receiving the Capital Reduction Price.

4.4All taxes and fees arising from the Exercise of the Shares Purchase Option, Assets Purchase Option or Shares Subscription Option under this Agreement in accordance with applicable laws, shall be paid by each Party or withheld in accordance with the laws.

5.REPRESENTATIONS AND WARRANTIES

5.1The Existing Shareholders represent and warrant as follows:

(a)	The Existing Shareholders are limited partnerships legally registered and validly existing in accordance with the PRC laws and has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)

The Company is a limited liability company legally registered and validly existing in accordance with the PRC laws and has independent legal capacity; has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(c)

The Existing Shareholders have the full internal power and authorization to sign and deliver this Agreement and all other documents that they will sign related to the transactions described in this Agreement, and they have the full power and authorization to complete the transactions described in this Agreement.

(d)	This Agreement constitutes the Existing Shareholders’ legal, valid and binding obligations, and shall be enforceable against them.

(e)

The Existing Shareholders are the registered legal owner of the Option Shares when this Agreement becomes effective. Except for the Shares Purchase Option, Shares Subscription Option, the pledge contemplated in the Share Pledge Agreement by and among the Company, the WFOE and the Existing Shareholders dated [ ], 2021 and the entrustment contemplated in the Shareholder Voting Rights Proxy Agreement dated [ ], 2021 , there is no liens, pledges, claims and other security rights and third-party rights on the Option Shares. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the WFOE, it can obtain good ownership of the Transfer Shares without any lien, pledge, claim, other security rights and third-party rights.

(f)

Except for the Assets Purchase Option, there is no liens, pledges, claims and other security rights and third-party rights on the Company Assets. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the WFOE, it can obtain good ownership of the Company Assets without any lien, pledge, claim, other security rights and third-party rights.

5.2The Company represents and warrants as follows:

(a)

The Company is a limited liability company legally registered and validly existing in accordance with the PRC laws and has independent legal capacity; has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)

The Company has the full internal power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

(c)	This Agreement is legally and duly executed and delivered by the Company. This Agreement constitutes the Company’s legal, valid and binding obligations, and shall be enforceable against it.

(d)

Except for the Assets Purchase Option, there is no liens, pledges, claims and other security rights and third-party rights on the Company Assets. According to this Agreement, after the Exercise by the WFOE and/or through other entities and/or individuals designated by the WFOE, it can obtain good ownership of the Company Assets without any lien, pledge, claim, other security rights and third-party rights.

5.3The WFOE represents and warrants as follows:

(a)

The WFOE is a limited liability company legally registered and validly existing in accordance with the PRC laws and has independent legal capacity; has complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can independently act as a party to a litigation.

(b)

The WFOE has the full internal power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and it has the full power and authorization to complete the transactions described in this Agreement.

(c)	This Agreement is legally and duly executed and delivered by the WFOE. This Agreement constitutes the WFOE’s legal, valid and binding obligations, and shall be enforceable against it.

6.EXISTING SHAREHOLDERS’ COVENANTS

The Existing Shareholders irrevocably undertake as follows:

6.1During the term of this Agreement, without prior written consent of the WFOE:

(a)	They shall not transfer or dispose of any Option Shares in any other way or set any security right or other third party rights on any Option Shares;

(b)	They shall not increase or decrease the Company Registered Capital, or cause the Company to merge with any other entity;

(c)	They shall not dispose of or procure the Company’s management to dispose of any material Company Assets (except those occur in the ordinary course of business);

(d)

They shall not terminate or procure the Company’s management to terminate any material agreement signed by the Company, or enter into any other agreement that conflicts with existing material agreements;

(e)	They shall not appoint or remove any Company’s directors, supervisors or other company’s managers who should be appointed or removed by the Existing Shareholders;

(f)	They shall not procure the company to declare or actually distribute any distributable profits or dividends;

(g)

They shall not take any actions (including any omissions) that will affect the effective existence of the Company; nor take any actions that may make the Company to be terminated, liquidated or dissolved;

(h)	They shall not amend the articles and associations of the Company; and

(i)

They shall not take any actions (including any omissions) that make the company lend or borrow loans, or provide guarantees or make other forms of guarantees, or undertake any substantial obligations outside of ordinary business activities.

6.2During the term of this Agreement, they must use their best efforts to develop the Company’s business and ensure the Company’s operation is in compliance with the laws and regulations. They will not conduct any action or omission that may damage the Company’s assets, goodwill or affect the validity of the Company’s business licenses.

6.3During the term of this Agreement, they shall promptly inform the WFOE of any situation that may have a material adverse effect on the Company’s existence, business operations, financial conditions, assets or goodwill, and promptly take all measures agreed by the WFOE to eliminate such unfavorable situations or take effective remedial measures.

6.4Once the WFOE issues the Exercise Notice:

(a)

They shall immediately adopt shareholder decisions and take all other necessary actions to agree the Existing Shareholders or the Company to transfer all Transfer Shares or Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, or agree the reduction of the Company’s capital, and accept the WFOE and/or through other entities and/or individuals designated by the WFOE to subscribe for the Increased Capital Shares of the Company (depending on the situation);

(b)

With respect to the Shares Purchase Option, they shall immediately sign an shares transfer agreement with the WFOE and/or through other entities and/or individuals designated by the WFOE, transfer all the Transfer Shares to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, and provide the WFOE with the necessary support in accordance with the requirements of the WFOE and the provisions of laws and regulations (including providing and signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the WFOE and/or through other entities and/or individuals designated by the WFOE can obtain all the Transfer Shares, and there should be no legal flaws in such Transfer Shares and there should be no security rights, third-party restrictions or any other restrictions on shares;

(c)

With respect to the Shares Subscription Option, the Existing Shareholders shall immediately sign an capital reduction agreement with the Company in a form and substance to the satisfactory of the WFOE, the Existing Shareholders shall assist and cooperate with the Company to implement capital reduction procedure (including notifying creditors, making public announcement of capital reduction, signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the Company could complete the capital reduction successfully, and the WFOE and/or through other entities and/or individuals designated by the WFOE could complete the subscription of the Increased Capital Shares.

6.5If the Transfer Price received by the Existing Shareholders for the Transfer Shares held by them, the Capital Reduction Price received as a result of the Company’s capital reduction, and/or the amounts received from distribution of the Company’s remaining assets when the company is terminated or liquidated, are higher than the capital contributions to the Company by them, or receives any form of profits distribution or dividends from the Company, then the Existing Shareholders agree and confirm that they will not be entitled to the income and profits distribution or dividends from the premium (after deduction of relevant taxes) without violating the PRC Laws, and such portion of the income and profits distribution or dividends should be attributed to the WFOE. The Existing shareholders shall instruct the relevant transferee or the Company to pay such portion of the proceeds to the bank account then designated by the WFOE.

6.6They irrevocably agree to the Company's execution and performance of this Agreement, and provide the Company with all cooperation in the execution and performance of this Agreement, including but not limited to signing all necessary documents or documents required by the WFOE, and taking all necessary or actions required by the WFOE, and no action or omission will be taken to prevent the WFOE from claiming and realizing its rights under this Agreement.

6.7Once they know or should be aware that the Option Shares they hold may be transferred to any third party other than the WFOE and/or through other entities and/or individuals designated by the WFOE due to applicable laws, judgments or awards of courts or arbitration institution, or for any other reason, they should immediately and without hesitation notify the WFOE.

7.COMPANY’S COVENANTS

7.1The Company irrevocably undertakes as follows:

(a)

If the execution and performance of this Agreement and the granting of Shares Purchase Option, Assets Purchase Option or Shares Subscription Option under this Agreement require the consent, permission, waiver, authorization of any third party, or the approval, permission, exemption or approval of any government authorities, or the registration or filing procedures with any government authorities (if required by the Laws), the company will use its best effort to assist in meeting the above conditions.

(b)

Without prior written consent of the WFOE, it shall not assist or allow the Existing Shareholders transfer or dispose of any Option Shares in any other way or set any security right or other third party rights on any Option Shares.

(c)

Without prior written consent of the WFOE, it shall not transfer or dispose of any material Company Assets (except those occur in the ordinary course of business) in any other way or set any security right or other third party rights on any Company Assets.

(d)

The Company shall not carry out or allow any behavior or action that may adversely affect the interests of the WFOE under this Agreement, including but not limited to any behavior and action restricted by Section 6.1.

(e)

Once it knows or should be aware that the Option Shares hold by the Existing Shareholders may be transferred to any third party other than the WFOE and/or through other entities and/or individuals designated by the WFOE due to applicable laws, judgments or awards of courts or arbitration institution, or for any other reason, it should immediately and without hesitation notify the WFOE.

7.2Once the WFOE issues the Exercise Notice:

(a)

The Company shall immediately procure the Existing Shareholders to adopt shareholders decisions and take all other necessary actions to agree the Company to transfer all Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, or agree the reduction of the Company’s capital, and accept the WFOE and/or through other entities and/or individuals designated by the WFOE to subscribe for all the Increased Capital Shares of the Company (depending on the situation);

(b)

With respect to the Assets Purchase Option, the Company shall immediately sign an assets transfer agreement with the WFOE and/or through other entities and/or individuals designated by the WFOE, transfer all the Transfer Assets to the WFOE and/or through other entities and/or individuals designated by the WFOE at the Transfer Price, and procure the Existing Shareholders to provide the WFOE with necessary support in accordance with the requirements of the WFOE and the provisions of laws and regulations (including providing and signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the WFOE and/or through other entities and/or individuals designated by the WFOE can obtain all the Transfer Assets, and there should be no legal flaws in such Transfer Assets and there should be no security rights, third-party restrictions or any other restrictions on Company Assets;

(c)	With respect to the Shares Subscription Option, the Company shall immediately sign an capital reduction agreement with the Existing Shareholders in a form and substance to the satisfactory of the WFOE, the Company shall, and the Existing Shareholders shall procure the Company to implement capital reduction procedure (including notifying creditors, making public announcement of capital reduction, signing all relevant legal documents, and fulfilling all government approvals and registration procedures and assume all relevant obligations) so that the Company could complete the capital reduction successfully, and the WFOE and/or through other entities and/or individuals designated by the WFOE could complete the subscription of the Increased Capital Shares.

8. CONFIDENTIALITY

8.1Regardless of whether this Agreement is terminated or not, both parties shall strictly keep confidential the trade secrets, proprietary information, customer information and other confidential information of the other Party obtained during the execution and performance of this Agreement. Without the prior written consent from the disclosing Party, or mandatorily required to be disclosed to third party by relevant laws and regulations or the requirements of the listing place of a Party's related company, the receiving Party should not disclose any confidential information to any third party; unless for the purpose of performance of this Agreement, the receiving Party should not use or indirectly use any confidential information.

8.2Confidential information shall not include information:

(a) is known to the Receiving Party prior to disclosure by the disclosing Party as demonstrated by documentary evidence;

(b) is or becomes available to the public other than as a result of the receiving Party’s fault; or

(c) information obtained legally by the receiving Party from other sources after receiving confidential information.

8.3The receiving Party may disclose confidential information to its relevant employees, agents or professionals engaged, provided the receiving Party shall ensure the abovementioned personnel be in compliance with the relevant terms and conditions of this Agreement and be liable for any responsibilities incurred by breach of the relevant terms and conditions of this Agreement by the abovementioned personnel.

8.4Notwithstanding any other terms of this Agreement, this section shall still be valid and binding upon the termination of this Agreement.

9.TERM

This Agreement takes effect as of the date of execution. Unless otherwise required by the WFOE, this Agreement will terminate after all the Option Shares and Company Assets are legally transferred to the WFOE and/or through other entities and/or individuals designated by the WFOE in accordance with this Agreement.

10.NOTICE

10.1All the notices, request, requirement and other communications pursuant to this Agreement shall be delivered to the relevant Party in written form.

10.2Abovesaid notices or other notices if given by facsimile transmission or e-mail, shall be deemed effectively given upon successful transmission; if given by person, shall be deemed effectively given upon delivery by person; if given by post, shall be deemed effectively given on the date after two (2) days from posting.

11.DEFAULT

11.1Both Parties agree and confirm that, if any Party (“Defaulting Party”) materially violates any of the terms under this Agreement, or fails to perform, incompletely perform or delays the performance of any of the obligations under this Agreement, it shall constitute a breach of this Agreement (“Default”). Any Party of the other non-defaulting Party (“Non-Defaulting Party”) has the right to request Defaulting Party to make amendments or remedies within reasonable period. If the Defaulting Party fails to make amendments or remedies within reasonable period or ten (10) days after the other Party sends a written notice to Party B and requests for amendments, then:

(a)	if the Existing Shareholders or the Company is the Defaulting Party, the WFOE is entitled to terminate this Agreement, and requires the Defaulting Party to compensate all the losses;

(b)	if the WFOE is the Defaulting Party, the Non-Defaulting Party is entitled to require the Defaulting Party to compensate all the losses, however, unless otherwise required by the Laws, it has no right to terminate or cancel this Agreement under any circumstances.

For the purpose of this Section 11.1, the Existing Shareholders further confirm and agree that their breach of Section 6 of this Agreement will constitute a material violation of this Agreement; the Company further confirms and agrees that its breach of Section 7 of this Agreement will constitute its material violation of this Agreement.

11.2Notwithstanding any other terms of this Agreement, the validity of this Section shall not be affected by the termination of this Agreement.

12.MISCELLANEOUS PROVISIONS

12.1This Agreement is executed in the Chinese language. This Agreement may be executed in five (5) counterparts, which the Company keeps one (1) counterpart, one (1) counterpart for governmental approval or registration, and the WFOE keeps other three (3) counterparts.

12.2This Agreement, including the execution, validity, performance, interpretation and dispute resolution of this Agreement, shall be governed by and construed in accordance with the PRC Laws.

12.3Dispute Resolution

(a)	The Parties shall firstly attempt to resolve any and all disputes arising out of or relating to this Agreement through friendly consultations. If a dispute is not resolved through friendly consultations, then each Party may submit the dispute to Guangzhou Arbitration Commission for arbitration in accordance with then effective arbitration rules of such commission. The arbitration shall be conducted in Guangzhou. The award of the arbitration tribunal shall be final and binding upon the Parties. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(b)	When any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfil their respective obligations under this Agreement.

12.4Any rights, powers and remedies granted to both Parties by any terms of this Agreement shall not exclude any other rights, powers or remedies that the Party is entitled to in accordance with the laws and other terms under this Agreement, and one Party's exercise of its rights, powers and remedies does not preclude such Party from exercising other rights, powers and remedies.

12.5A Party’s failure to exercise or delay in exercising any of its rights, powers and remedies (“Such Party’s Rights”) under this Agreement or the laws will not result in the waiver of such rights, and any single or partial waiver of Such Party’s Rights will not exclude such Party's exercise of such rights in other manner and the exercise of other Such Party’s Rights.

12.6The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.7Each provision of this Agreement shall be severable and independent. If any single or multiple provisions hereof become invalid, illegal or unenforceable in any aspect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected in any aspect.

12.8This Agreement once executed shall supersede all prior agreements both Parties executed before, with respect to the subject matter hereof and thereof. Any amendment and supplements to this Agreement shall be made in writing, and only takes effect after the execution by all Parties hereunder, except for the WFOE’s transfer of its rights under Section 12.9 of this Agreement.

12.9Without the prior written consent of the WFOE, the other Parties have no right to transfer or assign any of its rights and obligations hereunder to any third party. The other Parties hereby agree that the WFOE may transfer its rights and obligations under this Agreement to a third party, and that the WFOE only needs to send a written notice to the other Parties of such transfer, and there is no need to obtain consent from the other Parties for such transfer.

12.10This Agreement shall be binding upon the respective successors and assigns. The Existing Shareholders assure to WFOE that they have made all proper arrangements and signed all necessary documents to ensure that when they bankrupts, liquidates or incurs other situations that may affect the exercise of their shareholders’ rights, their legal transferees, successors, heirs, liquidators, bankruptcy administrators, creditors, and other persons who may obtain the Company's shares or related rights shall not affect or hinder the performance of this Agreement. For this purpose, the Existing Shareholders and the Company should promptly sign all other documents required by the WFOE and take all other actions required by the WFOE (including but not limited to notarization of this Agreement).

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This page is the signature page of the Exclusive Option Agreement of Guangzhou Baiguoyuan Internet Technology Co., Ltd.

Existing Shareholder:

Guangzhou Qianxun Internet Technology Co., Ltd. (seal)
/seal/ Guangzhou Qianxun Internet Technology Co., Ltd.
/s/ Wenxian Zhong
Name: Wenxian Zhong
Title: Legal Representative

This page is the signature page of the Exclusive Option Agreement of Guangzhou Baiguoyuan Internet Technology Co., Ltd.

Company:

Guangzhou Baiguoyuan Internet Technology Co., Ltd. (seal)
/seal/ Guangzhou Qianxun Internet Technology Co., Ltd.
/s/ Wenxian Zhong
Name: Wenxian Zhong
Title: Legal Representative

This page is the signature page of the Exclusive Option Agreement of Guangzhou Baiguoyuan Internet Technology Co., Ltd.

WFOE:

Guangzhou Baiguoyuan Information Technology Co., Ltd. (seal)
/seal/ Guangzhou Baiguoyuan Information Technology Co., Ltd.
/s/ Wenxian Zhong
Name: Wenxian Zhong
Title: Legal Representative